Exhibit 99.1

INOVALON REPORTS PRELIMINARY FOURTH QUARTER 2020 RESULTS

Prior Sales Implementations on Schedule, Driving Q4 Revenue up 17% Sequentially
Sales Momentum Accelerating with All-Time Quarterly Record New Sales ACV of $93.5 Million
Reiterating Strong 2021 Revenue and Profitability Growth Guidance

Preliminary Expected Fourth Quarter 2020 Highlights
•Total revenue of $189.0 to $190.0 million, up 9% YoY, and 17% sequentially
•Subscription-based platform revenue of $163.0 million to $163.5 million, up 14% YoY, equating to 86% of Q4 2020 total revenue, and up 15% sequentially
•Income before taxes of $17.0 million to $19.0 million, up 234% YoY and 800% sequentially
•Adjusted EBITDA of $67.0 to $69.0 million, resulting in Adjusted EBITDA margin of 35.4% to 36.3%
•Total new sales Annual Contract Value (ACV)1 totaled $93.5 million, up 27% YoY and 60% sequentially
•Platform new sales ACV totaled $68.2 million, up 30% YoY and 60% sequentially

Preliminary Expected Cash & Debt Highlights
•Cash balance as of December 31, 2020 totaling $123.9 million
•Net debt leverage ratio as of December 31, 2020 improved to 3.36x to 3.39x (versus 3.83x on December 31, 2019) resulting in a 25 basis point auto-reduction in the Company’s debt interest rate

Guidance Highlights
•Reiterates strong revenue growth and profitability guidance for 2021 provided on October 28, 2020

These metrics, along with additional financial metrics and other topics, will be referenced during the Company’s presentation at the 2021 JPMorgan Healthcare Conference on January 12, 2021. Please refer to our 2021 JPMorgan Healthcare Conference Presentation available at http://investors.inovalon.com for this and other information.

BOWIE, Md. – January 11, 2021 – Inovalon (Nasdaq: INOV), a leading provider of cloud-based platforms empowering data-driven healthcare, today announced preliminary fourth quarter 2020 results highlighting the growing wave of previously reported new sales contracts now converting into revenue resulting in sequential top-line growth of 17% with continued new sales ACV acceleration to an all-time quarterly record of $93.5 million, up 27% YoY and 60% sequentially. The substantive growth of previously reported sales now converting into compounding subscription-based platform revenue, together with strong client retention and renewal rates, and accelerating new sales provides further increased visibility into the Company’s strong revenue growth and profitability outlook for 2021 and beyond.
“We are very pleased with the Company’s execution in the fourth quarter as our teams brought previously announced new sales online. Simultaneously, we saw continued acceleration in demand for our expanding portfolio of cloud-based capabilities. Revenue climbed 17% sequentially while new sales ACV hit an all-time record of $93.5 million, continuing the layering progression of subscription-based growth,” said Keith Dunleavy, M.D., Inovalon’s chief executive officer and chairman of the board. “These dynamics, combined with strong contract renewals, client retention rates, underlying membership expansions, and product pricing strength brought by generating high value impact for our clients, are driving a very positive outlook for 2021 and beyond.”

Select Highlights: While additional information will be provided when Inovalon formally announces Q4 and Full Year 2020 results on February 3, 2021, the following preliminary select highlights are being provided:

•Record Sales: Inovalon achieved an all-time quarterly record in new sales Annual Contract Value (ACV) with $93.5 million in the fourth quarter, up 27% YoY and 60% sequentially. Platform new sales ACV (excluding services) totaled $68.2 million, up 30% YoY and 60% sequentially.

•Substantive Implementations Coming Online as Scheduled: Multiple previously reported large-scale platform sales began coming online as scheduled during Q4 2020, marking a leading edge of historical sales acceleration now converting into compounding subscription-based platform revenue.
•Extensive Strength in Payer Demand: The Company won significant new Inovalon ONE® Platform sales, renewals, and awards with five of the top-ten national health plans and multiple leading Blue Cross Blue Shield organizations during Q4 2020, including national-scale implementations and renewals of Inovalon’s ePASS® encounter decision-support toolset across physician offices, retail clinic sites, in-home visits, and virtual telehealth implementations across the country.
•Acceleration of Life Sciences Demand: Life sciences revenue growth accelerated during Q4 2020 in excess of 25% year-over-year, driven by, amongst other factors, substantive engagements for the Company’s recently announced vaccine adherence program and data support for the leading U.S. COVID-19 vaccine programs.
•Record Profitability and Operating Leverage: A combination of product mix shift, connectivity, automation, cloud-platform efficiency, and increasing contract renewal and retention metrics supported a continued expansion of profitability, with Adjusted EBITDA margin and trailing twelve month operating leverage improvement percentage2 of 35.4% to 36.3% and 81%, respectively.
•Improved Debt Interest Rates: Cash and cash equivalents increased to $123.9 million during Q4 2020 and the Company’s net-debt-ratio improved to 3.36x to 3.39x (down from 3.83x as of December 31, 2019), resulting in the automatic 25 basis point decrease of the interest rate margin paid by the Company.
•COVID-19 Non-Subscription Legacy and Services Business Update: Impact from COVID-19 remained stable during Q4 2020 with revenue contributed from legacy business equating to approximately 2% of total revenue for the quarter, reflecting a stable environment consistent with the Company’s internal expectations. Revenue contributed from services during Q4 2020 equated to approximately 11% of total revenue for the quarter, ahead of the Company’s internal expectations by approximately $2 million to $3 million.

“Our preliminary fourth quarter results reflect the continued growth and adoption of our Inovalon ONE® Platform, and its more predictable and higher margin subscription revenue base, as well as the continued shift away from less predictable lower margin legacy enterprise software revenue,” said Jonathan R. Boldt, chief financial officer of Inovalon. “We are pleased to be seeing the very positive operating efficiencies of our business model demonstrate themselves not only in value achievement for our clients, but also in strong profitability and significant operating leverage for the Company. As we have prudently invested in our platform capabilities, execution capacity, and the scaling of our sales capabilities, we are very pleased to be seeing both strong organic growth acceleration and continued expansion of profitability. While we are excited for 2021 and the growth we have already conveyed, we are also very pleased in what we are beginning to see beyond 2021 as well.”

2021 Financial Guidance

In the setting of record ACV growth in 2020, multiple substantive implementations coming online, an expanding subscription base, continued strong sales pipeline, solid contract renewals, and increasing operating efficiencies, Inovalon is reiterating the following guidance for 2021 as outlined within the table below.

Financial Metric	2021 Guidance Provided October 28, 2020 and reiterated on January 11, 2021	Change From Full Year 2020 Guidance Midpoint
Revenue	$741 million to $768 million	11% to 15%
Net income	$43 million to $47 million	87% to 104%
Non-GAAP net income	$110 million to $113 million	25% to 28%
Adjusted EBITDA	$265 million to $275 million	15% to 19%
Net cash provided by operating activities	$160 million to $175 million	—
Capital expenditures	$57 million to $63 million	—
Diluted net income per share	$0.28 to $0.31	81% to 100%
Non-GAAP diluted net income per share	$0.73 to $0.75	24% to 27%

Additional assumptions made within the Company’s 2021 guidance are as follows:
•While changes in the stock price could change the fully diluted share count, under the treasury stock method, 2021 guidance assumes 151 million weighted average diluted shares.
•2021 guidance assumes an effective tax rate of approximately 28% for the full year.

All full year and fourth quarter 2020 estimated financial information contained herein, including performance and results, are preliminary estimates determined in good faith based on Inovalon’s internal reporting for the fourth quarter and fiscal year 2020 and remain subject to the completion of the Company's customary quarterly close and review procedures related to its year-end financial statement closing process and review and audit by the Company’s independent public accounting firm. Where a range of potential results has been provided herein, a midpoint of such range is assumed for illustrative purposes only, and such midpoint should not be viewed as an indication of management’s expectations or actual results. Material adjustments may arise between the date of this press release and the dates on which the Company announces its full fourth quarter and fiscal year 2020 results and files its Form 10-K for the fiscal year 2020 with the SEC.

Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income are Non-GAAP measures. Explanations of why the Company finds Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income useful and a reconciliation of Adjusted EBITDA and Non-GAAP net income to GAAP are included later in this press release.

J.P Morgan Healthcare Conference

The Company is scheduled to present at the J.P. Morgan Healthcare Conference at 10:00 a.m. (ET) on January 12, 2021. Investors may access the slide presentation and a live audio webcast of the presentation on the Investor Relations section of Inovalon’s website at http://investors.inovalon.com. An archived version of this presentation will remain posted for a limited time.

Needham Growth Conference

The Company is scheduled to present at the Needham Growth Conference at 11:30 a.m. (ET) on January 13, 2021. Investors may access the slide presentation and a live audio webcast of the presentation on the Investor Relations section of Inovalon’s website at http://investors.inovalon.com. An archived version of this presentation will remain posted for a limited time.

Full Fourth Quarter and Full Year 2020 Conference Call

On February 3, 2021 at 5:00 p.m. Eastern Time, Inovalon will host a conference call to discuss its fourth quarter and full year 2020 results. To participate in Inovalon’s conference call, please dial (855) 783-2604, conference ID 2357153; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon’s investor relations website (http://investors.inovalon.com).

About the Inovalon ONE® Platform

The Inovalon ONE® Platform is an integrated cloud-based platform of nearly 100 individual proprietary technology toolsets and deep data assets able to be rapidly configured to empower the operationalization of large-scale, data-driven healthcare initiatives. Each proprietary technology toolset, referred to as a Module, is informed by the data of billions of medical events within Inovalon’s proprietary datasets. Combinations of Modules are configured to empower highly differentiated solutions for client needs quickly and in a highly scalable fashion. The flexibility of the modular design of the Platform enables clients to integrate the capabilities of the Platform with their own internal capabilities or other third-party solutions. The Platform brings to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem on a massive scale, aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real time, and drive meaningful impact wherever it is analytically identified best to intervene and intuitively visualize data and information to inform business strategy and execution.

About Inovalon

Inovalon is a leading provider of cloud-based platforms empowering data-driven healthcare. Through the Inovalon ONE® Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in real time, and empower the application of resulting insights to drive meaningful impact at the point of care. Leveraging its Platform, unparalleled proprietary datasets, and industry-leading subject matter expertise, Inovalon enables better care, efficiency, and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device, and diagnostics companies, Inovalon’s unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Supporting thousands of clients, including all 25 of the top 25 U.S. health plans, 22 of the top 25 global pharma companies, 19 of the top 25 U.S. healthcare provider systems, and many of the leading pharmacy organizations, device manufacturers, and other healthcare industry constituents, Inovalon’s technology platforms and analytics are informed by data pertaining to more than one million physicians, 574,000 clinical facilities, 332 million Americans, and 61 billion medical events. For more information, visit www.inovalon.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding our estimated results of operations and financial position for the fourth quarter of 2020 and full years 2020 and 2021, the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” “promise,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, our estimated results of operations and financial position for the fourth quarter and full year 2020, expectations about future business plans, prospective performance and opportunities, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, expectations regarding implementation timeframes, our ability to meet financial guidance for the fourth quarter and full year 2020 and 2021, expectations regarding future contract wins, our ability to pay down outstanding indebtedness, expectations regarding interest payments, expectations regarding tax rates, expectations regarding and/or estimates of ACV and TCV, statements and expectations with respect to visibility, revenue retention and recurring revenue, including ACV and TCV, and the impact of the COVID-19 pandemic on our business and operations. Inovalon has based these forward-looking statements largely on its preliminary estimates of its financial results and its current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.

These risks, uncertainties, and assumptions include, among others: the effects and potential effects of the COVID-19 pandemic on our business, cash flow, liquidity and results of operations due to, among other things, effects on the economy generally and on our customers, including the possible effects of significant rising unemployment, the inability of consumers to timely pay our customers and the resulting potential inability of our customers to pay the fees under our contracts on time or in full; the delay in the contracting for services by our customers as a result of the COVID-19 pandemic; potential other delays in the sales cycle for new customers and products; and other unforeseen impacts on our customers and potential customers and on our employees that could have a negative impact on us; the Company’s ability to continue and manage growth, ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE® Platform, ScriptMed® Cloud, Clinical Data Extraction as a Service (CDEaaS™), Natural Language Processing as a Service (NLPaaS™), Elastic Container Technology (ECT™), Inovalon DataStream™ API, Consumer Health Gateway™, Healthcare Data Lake, and the Telehealth configuration of the Inovalon ONE® Platform; the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the effects of changes in tax laws in the jurisdictions in which we operate; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; the timing, size and effect of business realignment and restructuring charges; the efficacy of the Company’s platforms and toolsets; and the impact of the COVID-19 pandemic on our business and operations.

Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 19, 2020, included under Part I, Item 1A, “Risk Factors,” and in subsequent filings with the SEC. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Use of Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements.

1 Annualized Contract Value (ACV) is defined as a metric reflecting the sum of the first 12 months of revenue expected from contracts signed during a specific period (such as a quarter or year). New sales ACV refers to the sum of the first 12 months of revenue expected from new sales contracts signed during a specific period (such as a quarter or year).

2 Operational Leverage Improvement Percentage is calculated as the difference in the positive period-over-period trailing twelve-month Adjusted EBITDA divided by the difference in the positive period-over-period trailing twelve-month revenue.

Inovalon Holdings, Inc.
Preliminary Adjusted EBITDA

	Preliminary Expected Range
(In millions, except percentages)	Three Months Ended December 31, 2020
	Low	High
Income before taxes	$17	$19
Depreciation and amortization	28	28
Interest income	—	—
Interest expense	14	14
Other expense, net	—	—
EBITDA	$59	$61
Stock-based compensation	7	7
Other non-comparable items(1)	1	1
Adjusted EBITDA	$67	$69
Adjusted EBITDA margin	35.4%	36.3%
_______________________________________________________
(1)    Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

Inovalon Holdings, Inc.
Forward-Looking Guidance Adjusted EBITDA

	Guidance Range
	Year Ending December 31, 2021
(In millions)	Low	High
Net income	$43	$47
Depreciation and amortization	115	116
Interest expense	56	57
Interest income	(1)	(1)
Provision for income taxes(1)	16	19
EBITDA	229	238
Stock-based compensation	32	32
Other non-comparable items(2)	4	5
Adjusted EBITDA	$265	$275
Adjusted EBITDA margin	35.8%	36.1%
_______________________________________________________
(1)    A 28% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.
(2)    Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net income

	Guidance Range
	Year Ending December 31, 2021
(In millions, except per-share amounts)	Low	High
Net income	$43	$47
Stock-based compensation	32	32
Amortization of acquired and purchased intangible assets	54	54
Amortization of debt issuance costs and debt discount	5	5
Other non-comparable items(1)	4	5
Tax impact of add-back items(2)	(28)	(30)
Non-GAAP net income	$110	$113

GAAP diluted net income per share	$0.28	$0.31
Non-GAAP diluted net income per share	$0.73	$0.75
Weighted average shares of common stock outstanding - diluted	151	151
_______________________________________________________
(1)    Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from non-GAAP net income in order to more effectively assess the Company’s period-over-period and ongoing operating performance.
(2)    A 28% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

Non-GAAP Financial Measures

Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income as additional information for evaluating the Company’s operating results. These measures are not prepared in accordance with, or as an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.
Investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.
These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and are an important factor in determining variable compensation.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, other expense, net, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, tax on equity exercises, and other non-comparable items. The Company is still evaluating the tax impact of its fourth quarter 2020 results and will provide a further update in its fourth quarter and full year 2020 earnings release on February 3, 2021. As a result, the Company has provided a reconciliation of Adjusted EBITDA to income before taxes above for the preliminary fourth quarter 2020 financial information. The only adjustment from income before taxes to net income not reflected in the reconciliation above is provision for taxes.
Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.

The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP net income and Non-GAAP net income per share

The Company defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, amortization of acquired and purchased intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items.

The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding.

The Company uses Non-GAAP net income as a supplemental measure of performance to gain insight into financial effectiveness. The Company uses Non-GAAP net income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP net income provides management and investors a useful measure for period to period comparisons of the Company’s core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP net income provides useful information to investors and others in understanding and evaluating the Company’s performance. However, use of Non-GAAP net income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net income or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contacts:
Inovalon
Kim E. Collins, Senior Vice President. Corporate Communications
Phone: 301-809-4000 x1473
kcollins@inovalon.com

Hulus Alpay, Vice President, Investor Relations
Phone: 301-809-4000 x1237
halpay@inovalon.com